UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 25, 2007

COGNOS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

CANADA	98-0119485
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3755 Riverside Drive

P.O. Box 9707, Station T

Ottawa, Ontario, Canada

K1G 4K9

(Address of principal executive offices, including zip code)

(613) 738-1440

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 25, 2007, pursuant to an Agreement and Plan of Merger dated September 4, 2007 (the “Merger Agreement”), by and among Cognos Incorporated, a corporation organized and existing under the laws of Canada (“Cognos”), Dimension Acquisition Corp., a Massachusetts corporation and an indirect, wholly-owned subsidiary of Cognos (“Merger Subsidiary”), and Applix, Inc., a Massachusetts corporation (“Applix”), Cognos completed its acquisition of all the outstanding shares of common stock of Applix (the “Applix Shares”). Cognos’ acquisition of the Applix Shares was structured as a two-step transaction, with a cash tender offer by Merger Subsidiary for the Applix Shares (the “Offer”) followed by the merger of Merger Subsidiary with and into Applix (the “Merger”), with Applix becoming the surviving corporation and an indirect, wholly-owned subsidiary of Cognos.

The initial offering period of the Offer expired at 12:00 midnight, New York City time, on Tuesday, October 16, 2007 (the “Initial Expiration Date”). Immediately following the Initial Expiration Date, on October 17, 2007, Cognos and Merger Subsidiary announced a subsequent offering period expiring at 5:00 p.m., New York City time, on Tuesday, October 30, 2007 (the “Subsequent Expiration Date”). According to Computershare Trust Company, N.A., the depositary for the Offer, as of 9:00 a.m. on October 25, 2007, approximately 14,765,530 Applix Shares were validly tendered in the Offer and not withdrawn, which represented approximately 89.9% of all the outstanding Applix Shares. Cognos accepted for payment and promptly paid the offer price of $17.87 per Applix Share in cash, without interest, less any required withholding taxes to all Applix stockholders who validly tendered and did not withdraw Applix Shares pursuant to the Offer. On October 25, 2007, pursuant to the Merger Agreement, Merger Subsidiary exercised its right to purchase one share more than 90% of the total outstanding Applix Shares.

On October 25, 2007, pursuant to the terms and conditions of the Merger Agreement, Merger Subsidiary was merged with and into Applix, and each outstanding Applix Share not tendered in the Offer (other than shares held by Cognos, Merger Subsidiary or any of their respective subsidiaries) was converted into the right to receive $17.87 per share in cash, without interest, less any required withholding taxes. Upon the consummation of the Merger, Applix survived and became an indirect, wholly-owned subsidiary of Cognos.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of September 4, 2007, by and among Cognos Incorporated, Applix, Inc. and Dimension Acquisition Corp. (Incorporated by reference to Cognos Incorporated’s Current Report on Form 8-K filed on September 5, 2007).

2.2

Amendment No. 1 to the Agreement and Plan of Merger, dated October 17, 2007, by and among Cognos Incorporated, Applix, Inc. and Dimension Acquisition Corp. (Incorporated by reference to the Schedule TO/A of Cognos Incorporated, Cognos Corporation and Dimension Acquisition Corp. filed on October 18, 2007).

99.1	Press Release of Cognos Incorporated dated October 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNOS INCORPORATED

Date: October 30, 2007	By:	/s/ Tom Manley
Name: Tom Manley
Title: Senior Vice President, Finance & Administration and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of September 4, 2007, by and among Cognos Incorporated, Applix, Inc. and Dimension Acquisition Corp. (Incorporated by reference to Cognos Incorporated’s Current Report on Form 8-K filed on September 5, 2007).

2.2

Amendment No. 1 to the Agreement and Plan of Merger, dated October 17, 2007, by and among Cognos Incorporated, Applix, Inc. and Dimension Acquisition Corp. (Incorporated by reference to the Schedule TO/A of Cognos Incorporated, Cognos Corporation and Dimension Acquisition Corp. filed on October 18, 2007).

99.1	Press Release of Cognos Incorporated dated October 25, 2007.